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                         INDEPENDENT AUDITORS' CONSENT

The Boards of Trustees
ING Equity Trust:
ING Mayflower Trust:


We consent to the use of our reports dated July 11, 2003 as relates to the ING Growth Opportunities Fund and the ING Mid Cap Opportunities Fund (each a series within ING Equity Trust) and the ING Growth and Value Fund (a series of ING Mayflower Trust) incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Prospectus.



/s/ KPMG LLP

Boston, Massachusetts
February 3, 2004